UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121

(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)  On October 25, 2018, PriceSmart, Inc., a Delaware corporation (the “Company”) announced the resignation of the Company’s Chief Executive Officer and President, Jose Luis Laparte, effective November 16, 2018.  The Company also announced that Sherry S. Bahrambeygui, a member of the Company’s Board of Directors, will serve as Interim Chief Executive Officer while the Company conducts a search for a Chief Executive Officer, and Robert E. Price, Company Founder and our Chairman, will serve as Executive Chairman.

The Company is filing this Amendment No. 1 to Form 8-K to describe the terms of the Separation Agreement and Waiver and Release of Claims between the Company and Mr. Laparte dated November 20, 2018 and the Employment Agreement between the Company and Ms. Bahrambeygui dated November 20, 2018, copies of which are included as exhibits to this Amendment No. 1 to Form 8-K.

Laparte Severance Agreement

Pursuant to the Separation Agreement, and in consideration of Mr. Laparte’s execution and non-revocation of a release of claims in favor of the Company and his agreement to certain restrictive covenants, Mr. Laparte will receive (i) severance equal to $768,304, payable pursuant to the Company’s regular payroll schedule over a period of one year; (ii) the waiver by the Company of forfeiture restrictions on 50,000 shares of restricted stock held by Mr. Laparte; (iii) contribution by the Company of the premium cost of Mr. Laparte’s participation and that of his eligible dependents in the Company’s group health plan for a period of twelve months following termination of his employment or until he has secured other employment, whichever occurs first; (iii) reimbursement of up to $8,000 for up to one year of outplacement services; (iv) reimbursement of up to $8,000 for attorneys’ fees associated with applications for naturalization for him and his family members; (v) a housing allowance in an amount equal to $50,000, less required withholdings, payable over one year; and (vi) an $8,000 family trip allowance payable in a lump sum.

Pursuant to the terms of the Separation Agreement, Mr. Laparte is subject to certain restrictive covenants, including obligations regarding confidential information and trade secrets and restrictions on his ability to solicit the employees and customers of the Company for a period of two years following his separation.  In addition, Mr. Laparte and the Company also have agreed to a mutual non-disparagement covenant.  Mr. Laparte also has agreed that he will remain available to the Company to perform such duties as the Board of Directors may reasonably request, as well as work towards the orderly transition of his responsibilities to other Company employees, including his successor.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Bahrambeygui Employment Agreement

Ms. Bahrambeygui’s Employment Agreement relating to her service as Interim Chief Executive Officer provides for a term beginning on November 16, 2018 and continuing until terminated by either party on 60 days’ prior written notice or by the Company immediately for “cause” or upon Ms. Bahrambeygui’s death or “disability.”  The Employment Agreement specifies a base salary amount of $875,000 per year, which may be increased, but not decreased, at the Company’s discretion.  The Employment Agreement states that Ms. Bahrambeygui is entitled to reimbursement of business expenses and is eligible to receive all other benefits offered to senior executives of the Company under the Company’s benefit practices and plans.

Ms. Bahrambeygui’s Employment Agreement contemplates the award of restricted stock and performance stock units having an aggregate target value equal to $2.175 million at the time of grant.  Such grants will be made concurrent with the commencement of her employment as Interim Chief Executive Officer.  The number of shares covered by such grants will be determined based on an average of the closing price for the 30 trading days prior to the date of grant.  Of such grants, two-thirds will be comprised of restricted stock awards with time-based vesting and one-third will be comprised of performance stock units.  The restricted stock will vest 12 months from the date of grant, provided that if Ms. Bahrambeygui’s employment is terminated by the Company without cause before the completion of the 12-month term, she will receive the greater of 50% vesting or pro rata vesting based on the number of days worked during the 12-month term.  Performance stock units will vest based on the Compensation Committee’s determination in October 2019 that the Company has achieved revenue or operating income targets specified by the Compensation Committee for fiscal year 2019, provided that if one of the performance criteria is achieved but Ms. Bahrambeygui’s employment is terminated without cause before the Compensation Committee makes its determination, she will receive the greater of 50% vesting or pro rata vesting based on the number of days worked.  If Ms. Bahrambeygui’s employment is terminated due to her death or disability and such death or disability results from events or circumstances occurring while she is traveling for business inside or outside the United States, her restricted stock will vest in full and her performance stock units will vest in full, subject to the achievement of one of the performance criteria.

In the event that the Company terminates Ms. Bahrambeygui’s employment without “cause” or upon her “disability,” Ms. Bahrambeygui will be entitled to the following separation benefits:

•

a success bonus, with at-target performance set at $437,500.  The final amount of such Success Bonus will be subject to the discretion of the Company’s Compensation Committee, taking into account a number of factors, including the length of Ms. Bahrambeygui’s tenure as Interim Chief Executive Officer and her success in achieving objectives relating to strategic plan and process, operating process, organizational process, compensation practices and management development; and

•	continued contribution of the premium cost for Ms. Bahrambeygui’s and her eligible dependents’ participation in the Company’s group health plan for six months.

The foregoing separation benefits are the exclusive benefits that would be payable to Ms. Bahrambeygui under her Employment Agreement by reason of her termination.  Payment of the separation benefits is conditioned on Ms. Bahrambeygui’s continued compliance with her obligations with respect to confidentiality, non-solicitation of employees and non-interference with the Company’s customers and contracts and Ms. Bahrambeygui (or her estate) executing and delivering to the Company a full release of all claims in a form reasonably acceptable to the Company.

If the Ms. Bahrambeygui remains in the Interim Chief Executive Officer role into the eleventh month of service, the Compensation Committee will determine her compensation to take effect after completion of the first twelve months of the term of her Employment Agreement based on circumstances at that time.

This description of the Employment Agreement is qualified in its entirety by the terms set forth in the definitive agreement attached hereto as an exhibit.

Item 9.01. Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
10.1	Separation Agreement and Waiver and Release of Claims dated November 20, 2018 between Jose Luis Laparte and the Company
10.2	Employment Agreement dated November 20, 2018 between Sherry Bahrambeygui and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2018	/S/ FRANCISCO VELASCO
Francisco Velasco
Executive Vice President, General Counsel and Secretary